UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 20, 2011

EPL INTERMEDIATE, INC.

(Exact name of registrant as specified in its charter)

333-115644
(Commission File Number)

Delaware	13-4092105
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

3535 Harbor Blvd. Suite 100, Costa Mesa, California	92626
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (714) 599-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) and (e).  On April 20, 2011 Jeanne A. Scott, Senior Vice President of Human Resources and Training and Assistant Secretary of EPL Intermediate, Inc. (the “Company”), notified the Company of her retirement from the Company, which retirement shall be effective as of April 29, 2011.  In addition, on April 20, 2011 Jerry Lovejoy, Senior Vice President, General Counsel and Secretary of the Company, notified the Company of his voluntary resignation from such positions, which resignation shall be effective as of April 29, 2011.  In connection with each of Ms. Scott and Mr. Lovejoy’s separation from the Company, the Company agreed to continue paying Ms. Scott and Mr. Lovejoy’s respective salaries for twelve months following the effective date of their separation from the Company. Ms. Scott and Mr. Lovejoy will be eligible to participate in the Company’s fiscal 2011 incentive bonus program on a pro rata basis for the portion of the fiscal year each was employed by the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EPL INTERMEDIATE, INC. (Registrant)
Date: April 22, 2011	By:	/s/ Gary Campanaro
Gary Campanaro
Chief Financial Officer